SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  VAXGEN, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
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    (4) Date Filed:

                                 [VAXGEN LOGO]

                                  VaxGen, Inc.
                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005
                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on July 18, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of VaxGen, Inc., a Delaware corporation (the "Company"). The meeting will be held on Friday, July 18, 2003 at 9:00 a.m. local time at our corporate offices, 1000 Marina Boulevard, Suite 200, Brisbane, California for the following purposes:

   1.To elect eight (8) directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

   2.To approve the Company's 2001 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares.

   3.To consider and vote on the potential issuance of additional shares of our Common Stock to certain investors on conversion of our outstanding Series A Preferred Stock and on exercise of outstanding warrants to purchase our Common Stock that were issued in connection with a private placement in May 2001, to the extent that such stock issuances would require stockholder approval under the rules of the Nasdaq National Market.

   4.To ratify the form of Indemnification Agreement entered into between the Company and its officers and directors.

   5.To ratify the selection by the Board of Directors of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

   6. To conduct any other business properly brought before the meeting.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is June 12, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     /s/ Carter A. Lee
                                     Carter A. Lee
                                     Corporate Secretary

Brisbane, California
June 19, 2003

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   You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by telephone or over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

--------------------------------------------------------------------------------

                                  VaxGen, Inc.
                        1000 Marina Boulevard, Suite 200
                           Brisbane, California 94005

                                 PROXY STATEMENT
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                                  July 18, 2003

           QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of VaxGen, Inc. (sometimes referred to as the "Company" or "VaxGen") is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by telephone or over the Internet.

     The Company intends to mail this proxy statement and accompanying proxy card on or about July 3, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

     Only stockholders of record at the close of business on June 12, 2003 will be entitled to vote at the annual meeting. On this record date, there were 19,984,402 shares of Common Stock outstanding and entitled to vote. There also were 1,785 shares of the Company's Series A 6% Cumulative Convertible Preferred Stock (the "Preferred Stock") issued and outstanding and held of record by three stockholders, which shares vote on an as-converted basis. As of the record date, these shares were convertible into an aggregate of 621,951 shares of Common Stock.

     Stockholder of Record: Shares Registered in Your Name

     If on June 12, 2003 your shares were registered directly in your name with VaxGen's transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by telephone or over the Internet as instructed below to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on June 12, 2003 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There are five matters scheduled for a vote:

     o The election of eight (8) directors who will serve until the 2004 annual meeting;

     o The proposed amendment to the 2001 Employee Stock Purchase Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares;

     o The proposed approval of the potential issuance of additional shares of our Common Stock to certain investors on conversion of our outstanding Series A Preferred Stock and on exercise of outstanding warrants to purchase our Common Stock that were issued in connection with a private placement in May 2001, to the extent that the number of shares of our Common Stock issuable in connection with such private placement would equal or exceed 20% of our outstanding Common Stock as of the closing date of the private placement;

     o To ratify the form of Indemnification Agreement entered into between the Company and its officers and directors; and

     o Ratification of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

How do I vote?

     You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

     Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy by telephone or vote by proxy over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

=> To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

=> To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

=> To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 17, 2003 to be counted.

=> To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 17, 2003 to be counted.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from VaxGen. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

--------------------------------------------------------------------------------
 We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
--------------------------------------------------------------------------------

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of Common Stock you own as of June 12, 2003. Each outstanding share of our Preferred Stock is entitled to vote on an "as-converted" basis. Shares of our Common Stock and our Preferred Stock vote together as a class on all matters presented to our stockholders.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (1) "For" the election of all eight (8) nominees for director to serve until the 2004 annual meeting; (2) "For" the amendment to the 2001 Employee Stock Purchase Plan; (3) "For" the potential issuance of additional shares of our Common Stock to certain investors upon conversion of our outstanding Series A Preferred Stock and on exercise of warrants to purchase our Common Stock; (4) "For" the ratification of the form of Indemnification Agreement entered into between the Company and its officers and directors; and (5) "For" the ratification of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

=>   You may submit another properly completed proxy card with a later date.

=> You may send a written notice that you are revoking your proxy to VaxGen's Corporate Secretary at 1000 Marina Boulevard, Suite 200, Brisbane, California 94005.

=> You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

     To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by March 4, 2004, to the Corporate Secretary, 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005. If you wish to bring a matter before the stockholders at next year's annual meeting, you must notify VaxGen before March 4, 2004, or a reasonable time before the Company begins to print and mail the proxy materials in the event the date of next year's annual meeting is moved more than 30 days from the date of the annual meeting for the prior year. If the proper notice is not given, then the Company's management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which is does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

=> To be approved, Proposal Number 1, the election of directors to serve until the 2004 annual meeting, the eight (8) nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

=> To be approved, Proposal Number 2, proposed amendment to the 2001 Employee Stock Purchase Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

=> To be approved, Proposal Number 3, approval of the potential issuance of shares of our Common Stock to certain investors upon conversion of our outstanding Series A Preferred Stock and on exercise of outstanding warrants to purchase our Common Stock, must receive a "For" vote from a majority of the total votes cast on the proposal in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

=> To be approved, Proposal Number 4, ratification of the form of Indemnification Agreement entered into between the Company and its officers and directors, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

=> To be approved, Proposal Number 5, ratification of the selection by the Board of Directors of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2003, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What happens if Proposal Number 3 is approved?

     If Proposal Number 3 is approved, then the owners of outstanding shares of Series A Preferred Stock may, at their option, convert their Series A Preferred Stock into Common Stock, and they may exercise their outstanding warrants for Common Stock, even if the number of shares issuable on such conversion or exercise equals or exceeds 20% of our outstanding Common Stock, measured prior to the issuance of the Series A Preferred Stock and warrants.

What happens if Proposal Number 3 is not approved?

     If Proposal Number 3 does not receive stockholder approval, then we may be required to redeem that number of shares of Series A Preferred Stock and warrants that cannot be converted or exercised due to applicable NASD Marketplace Rules and our contractual obligations. Based on the highest closing price of our Common Stock between May 20, 2003 and June 17, 2003, we estimate that we could be required to make a cash payment of approximately $3,530,000 in connection with such obligation. If we were able to make such cash payment, the payment would have a material adverse impact on our cash and working capital position and could cause our stock to be delisted from the Nasdaq National Market.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. As of the record date, there were 20,606,353 outstanding and entitled to vote. Thus 10,303,177 must be represented by votes at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2003.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the meeting, the stockholders will be asked to elect eight directors. The Board has nominated the eight current members of the Board named below. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

     Each nominee will be elected for a term of one year or until such nominee's successor is elected and qualified. Each nominee is currently serving as a director of the Company and has indicated a willingness to serve. In case any nominee is not a candidate at the meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remainder of the nominees and to vote for a substitute nominee in their discretion as they shall determine. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

     The following is a brief biography of each nominee and each director whose term will continue after the annual meeting. Information regarding the nominees as of March 31, 2003, is set forth below.

Nominees for Director

Name of Nominee            Age   Principal Occupation                                      Director Since
---------------            ---   --------------------                                      --------------
Lance K. Gordon .......... 55    Chief Executive Officer of VaxGen                               2001
Donald P. Francis ........ 60    President of VaxGen                                             1995
Phillip W. Berman ........ 54    Senior Vice President, Research & Development of VaxGen         1997
David W. Beier ........... 54    Partner, Hogan & Hartson L.L.P.                                 2001
Randall L-W. Caudill ..... 56    President, Dunsford Hill Capital Partners                       2001
Stephen C. Francis ....... 62    Vice-Chairman, Fischer, Francis, Trees & Watts                  1996
Michel Greco ............. 59    Retired, Former President and Chief Operating Officer,          2003
                                 Aventis Pasteur
William D. Young ......... 58    Chairman of the Board and Chief Executive Officer of            1995
                                 ViroLogic, Inc.

Lance K. Gordon, Ph.D.

     Dr. Gordon has served as our Chief Executive Officer and as a director since September 2001. Dr. Gordon served from May 1999 through March 2001, as the Executive Vice President of OraVax, Inc. (now known as Acambis, Inc.) and the Director, North America for Peptide Therapeutics as well as a member of the board of directors of Peptide. Peptide Therapeutics acquired OraVax in May 1999. Dr. Gordon served from 1990 to 1999 as the President and Chief Executive Officer and a member of the Board of Directors of OraVax. From January 1989 to June 1990, Dr. Gordon served as Senior Vice President and a member of the board of directors of North American Vaccine, Inc., a biopharmaceutical company. From April 1988 to January 1989, he served as Chief Executive Officer of American Vaccine Corporation and Selcore Laboratories, Inc., both of which are biopharmaceutical companies. From 1987 to 1988, Dr. Gordon was Associate Director, Infectious & Inflammatory Diseases, Clinical Pharmacology -- Drug Medical Affairs, of E.R. Squibb & Sons, Inc., a pharmaceutical company. From 1981 to 1987, he was Director, Immunobiology Research at Connaught Laboratories, Ltd., a pharmaceutical company. During his seven years with Connaught Laboratories, Ltd., Dr. Gordon was responsible for both bacterial and viral research and development programs. He was the inventor and Project Director of the Connaught Haemophilus influenzae type b conjugate vaccine, ProHibit[RegTM]. Dr. Gordon also serves on the advisory boards of the not-for-profit Albert Sabin Foundation and BioSciences Contract Production, a private biopharmaceutical services company. Dr. Gordon received a B.A. from California State University at Humboldt and a Ph.D. in Biomedical Science from the University of Connecticut. Dr. Gordon completed his postdoctoral fellowship at the Howard Hughes Medical Institute.

Donald P. Francis, M.D., D.Sc.

     Dr. Francis co-founded VaxGen in November 1995 and has served as its President and as a director since inception. From 1993 to 1995, Dr. Francis directed HIV vaccine clinical research at Genentech. Prior to joining Genentech, Dr. Francis served from 1971 to 1992 in various positions at the Centers for Disease Control and

Prevention (CDC). During this period, Dr. Francis established and directed the HIV laboratory for the CDC and served as an Assistant Director, Viral Diseases Program. At that time he was also a principal investigator in one of the two Phase III clinical trials that led to licensure of the hepatitis B vaccine in the United States. In 1976, Dr. Francis was the lead epidemiologist on the first clinical team to encounter and control the Ebola virus. Prior to such time, Dr. Francis had a central role in the World Health Organization's smallpox eradication program, which eradicated smallpox from the world. Dr. Francis received an M.D. from Northwestern University and completed his training in pediatrics at Los Angeles County/USC Medical Center. Dr. Francis received a doctorate in virology from the Harvard School of Public Health. Dr. Francis is the brother of Stephen Francis.

Phillip W. Berman, Ph.D.

     Dr. Berman is the inventor of AIDSVAX and has served as the Company's Senior Vice President, Research & Development since April 1999. Dr. Berman served as Vice President of Research & Development from November 1997 to April 1999, and has served as a director since October 1997. From 1982 to 1997, Dr. Berman served in various capacities with Genentech, including Senior Scientist, Molecular Biology Department, and Staff Scientist, Department of Immunology and Department of Process Sciences. From 1984 until he joined VaxGen, Dr. Berman had research responsibilities in Genentech's AIDS Vaccine Project. Dr. Berman received an A.B. in biology from the University of California, Berkeley, and a Ph.D. in biochemistry from Dartmouth College, and performed post-doctoral research at the Neurobiology Laboratory of the Salk Institute and the Department of Biochemistry and Biophysics at the University of California, San Francisco.

David W. Beier

     Mr. Beier has served as a director since November 2001. Mr. Beier is a partner in the Washington, D.C., law office of Hogan & Hartson L.L.P. From 1998 to 2000, Mr. Beier served as chief domestic policy adviser to Vice President Gore. From 1989 to 1998, Mr. Beier served as Vice President of Government Affairs for Genentech, Inc. Mr. Beier serves on the Board of Directors of Deltagen, Inc. Mr. Beier received a B.A. from Colgate University and a J.D. from Albany Law School at Union University.

Randall L-W. Caudill, D. Phil.

     Dr. Caudill has served as a director since February 2001; he had previously served as director from 1997 through 1999. Dr. Caudill is President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm, serving emerging growth companies. From 1987 to 1997 he served in various capacities including heading the Merger and Acquisition Department and co-heading the Investment Bank at Prudential Securities. Dr. Caudill serves on the board of directors of Northwest Biotherapeutics, Inc., Ramgen Power Systems Inc., Helix BioMedix, Inc., MediQuest, Inc., SCOLR, Inc. and SBE, Inc. as well as several non-profit entities. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar, and an M.A. in Public and Private Management from Yale University.

Stephen C. Francis

     Mr. Francis has served as a director since October 1996. Mr. Francis is Vice-Chairman of Fischer, Francis, Trees & Watts, an investment management firm, which he co-founded in 1972. Mr. Francis has served on the board of several for profit and not-for-profit organizations. Mr. Francis is a member and former chairman of the Treasury Borrowing Advisory Committee, which advises the United States Treasury, and is a former member of the Stanford University Graduate School of Business Advisory Council. Mr. Francis received an A.B. from Dartmouth College and an M.B.A. from Stanford University. Mr. Francis is the brother of Donald Francis.

Michel Greco

     Mr. Greco has served as a director since February 2003. From 1998 until his retirement in January 2003, Mr. Greco was President and Chief Operating Officer of Aventis Pasteur and later deputy CEO. From 1994 to 1998, he helped create and also served as president and CEO of Pasteur Merieux MSD, a joint venture between Merck & Co. and Pasteur Merieux Connaught. In addition to his nearly 35 years of experience in the pharmaceuticals industry, with an emphasis on vaccines, Mr. Greco has served as president of the European Vaccine Manufacturers, chairman of IFPMA'S biological group and a member of the World Health Organization's Strategic Advisory Group of Experts. He also was a member of the European Union Task Force on Bioterrorism, and a board member of the French Pharmaceutical Association and president of its European Affairs Commission. Mr. Greco serves on the board of directors of ID Biomedical Corporation and PowderJect Pharmaceuticals Plc. Mr. Greco received a Master's degree of Institut d'Etudes Politiques de Paris and an MBA from the Richard Ivey School of Business Administration at the University of Western Ontario.

William D. Young

     Mr. Young has served as a director since November 1995. Since September 1999, Mr. Young has been the Chairman of the Board and Chief Executive Officer of ViroLogic, Inc. From 1997 to September 1999, Mr. Young served as the Chief Operating Officer of Genentech, where he had been employed since 1980. Mr. Young serves on the board of directors of IDEC Pharmaceuticals and Enchira Biotechnology Corporation. He received a B.S. in chemical engineering from Purdue University and an M.B.A. from Indiana University.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2002 the Board of Directors held seven (7) meetings and acted by unanimous written consent nine (9) times. No incumbent director who served in 2002 attended fewer than 75% of the meetings of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. From time to time, the Board may create various ad hoc committees for special purposes.

     The Audit Committee oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three (3) directors comprise the Audit Committee: Randall Caudill, Michel Greco and William Young. The Audit Committee met eight (8) times during the fiscal year ended December 31, 2002. All members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

     The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; and administers the Company's stock option and purchase plans and other similar programs. Four (4) non-employee directors comprise the Compensation Committee: David Beier, Randall Caudill, Stephen Francis and William Young. The Compensation Committee met five (5) times during the fiscal year ended December 31, 2002. Stephen Francis recuses himself from any discussion or compensation decision relating to his brother, Donald Francis.

     The Nominating and Corporate Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board and its various committees, and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. Three (3) directors comprise the Nominating Committee: Donald Francis, David Beier and Stephen Francis. The Nominating and Corporate Governance Committee did not meet in 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Committee has reviewed and discussed with management the Company's financial statements as of and for the year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and other such matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. The Committee has also discussed with the auditors the auditor's independence. The Committee held two formal meetings during calendar year 2002 and has communicated with the independent auditors on a quarterly basis.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

     No member of the Committee is an employee of the Company. Certain members of the Committee may be deemed to be financial experts if they are or serve as accountants or auditors by profession and meet the strict definition of an expert in the field of accounting or auditing. Other members of the Committee may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Committee's oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, and Annual Report to Stockholders for filing with the Securities and Exchange Commission. The Committee and the Board have also selected KPMG LLP as the Company's independent auditors for the year ending December 31, 2003.

     The Committee in 2003 consists of Randall Caudill, Michel Greco and William Young, and operates under a revised charter approved by the Board of Directors in February of 2003, which is attached to this Proxy Statement as Appendix A.

------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                   PROPOSAL 2

        APPOVAL OF AN AMENDMENT TO THE 2001 EMPLOYEE STOCK PURCHASE PLAN, AUTHORIZING AN INCREASE OF 300,000 SHARES OF COMMON STOCK RESERVED FOR
                            ISSUANCE UNDER THE PLAN.

     In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. As of April 1, 2003, there were only 200,223 shares of Common Stock available for future purchase under our 2001 Employee Stock Purchase Plan (the "Plan"). Unless the number of shares of Common Stock authorized for purchase under our Plan is increased, we may not have sufficient shares in the Plan to keep it available to employees through the next annual meeting. Accordingly, the Board adopted, subject to stockholder approval, an amendment to the Stock Purchase Plan increasing the number of shares of Common Stock authorized for purchase under the Stock Purchase Plan by 300,000 shares.

Overview

     In March 2001, the Board of Directors adopted the Stock Purchase Plan, which was subsequently approved by our stockholders. Under the Plan, eligible employees may authorize the Company to deduct amounts from their bimonthly base salary, which amounts are used to enable the employees to exercise options (each an "Option") to purchase shares of Common Stock of the Company. The purpose of the Plan is to attract and retain key personnel, and encourages stock ownership by the Company's employees.

     The Company initially reserved 300,000 shares of the Company's Common Stock for issuance under the Stock Purchase Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

Summary of the Plan

     The following summary of the Stock Purchase Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to the Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on May 1, 2001, and may be accessed electronically from the SEC's home page (www.sec.gov). In addition, a copy of the Stock Purchase Plan may be obtained from our Secretary.

     The purpose of the Plan is to provide a method by which eligible employees of the Company may be awarded additional remuneration for services rendered and encouraged to invest in the capital stock of the Company. A total of 300,000 shares of Common Stock have been reserved for purchase under the Plan. If rights granted under the Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Plan. All of the employees of the Company are eligible to participate in the Plan.

     The rights to purchase Common Stock granted under the Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it qualified under Section 401(a) of the Code. The Committee has the power, subject to the provisions of the Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Plan.

     To be eligible to participate in the Plan, an individual must be an employee of the Company (including an officer or director who is also an employee) and must customarily work more than 20 hours per week and more than 5 months in any calendar year. However, an employee who owns stock with 5% or more of the total combined voting power or value of all classes of stock of the Company will not be eligible to participate.

     The Plan will be implemented by a series of offerings of approximately 24-months'duration. The initial offering commenced on July 2, 2001, and will end on June 30, 2003. An additional offering will commence on the first business day of each subsequent October, January, April and July of each year during the term of the Plan and end on the last business day of the second December, March, June and September, respectively, occurring thereafter.

     Within each offering, there will be a series of eight quarterly "purchase periods" commencing on the first business day of each July, October, January and April during the offering and ending on the last business day of the next September, December, March and June, respectively, occurring thereafter.

     Each eligible employee may elect, at the beginning of an offering, to have up to 15% of his or her compensation withheld and applied to purchase Common Stock at the end of each purchase period in the offering. Payroll deductions may be decreased at any time and may be increased up to two times during an offering. An eligible employee can only participate in one offering at a time.

     By executing an agreement to participate in the Plan, the employee is entitled to purchase shares under the Plan. In connection with offerings made under the Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

     The purchase price for shares of Common Stock purchased at the end of a purchase period in an offering will be the lesser of 85% of the market price of the Common Stock on the commencement date of the offering, or 85% of the market price of the Common Stock on the last business day of the purchase period. During any one calendar year, the maximum value of the Common Stock that may be purchased by a participant is $25,000.

     A participant may elect to withdraw from an offering so long as the election is made at least ten days prior to the end of the purchase period for which it is to be effective. In addition, if the market price of the Common Stock on the last business day of any purchase period during an offering is less than the market price of the Common Stock on the commencement date of that offering, each participant in that offering will automatically be withdrawn from that offering and enrolled in the offering that commences immediately following the end of that purchase period.

     The number of shares subject to the Plan and the purchase price of such shares are subject to adjustment upon the occurrence of certain events, including but not limited to a stock dividend, stock split, reverse stock split or other transaction resulting in the subdivision or combination of the Company's Common Stock.

     By participating in the Plan, each participant agrees to allow the Company to withhold, from any amounts that may be payable to the participant, such federal, state and local income, employment and other taxes as the Company may be required to withhold under applicable law as a result of the participant's purchase of shares under the Plan or their later disposition, and to remit such taxes to the Company, in lieu of such withholding, if the Company so requests.

     A participant may resell shares of Common Stock purchased under the Plan at any time, subject to compliance with all applicable federal and state securities and other laws. However, a participant's rights under the Plan are the participant's alone and may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. A participant's rights under the Plan are exercisable during his or her lifetime by the participant alone. A participant's rights under the Plan will terminate if he or she for any reason ceases to be an employee of the Company.

     The Plan will terminate when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination, all payroll deductions not used to purchase shares of Common Stock will be refunded to the participants entitled thereto without interest. The Plan may also be terminated at any time by the Board of Directors, but termination will not affect any rights to purchase shares in an offering at the end of the purchase period in progress at the time of termination. The Board of Directors or the Committee also has the right to amend the Plan under certain circumstances.

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of Common Stock subject to the Plan and to outstanding purchase rights. In that event, the Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Plan and the outstanding purchase rights granted under the Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

     Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business, (any of such events is herein referred to as a "Terminating Event"), the Committee may but shall not be required to make provision for the continuation of the Participants' rights under the Plan on such terms and conditions as the Committee determines to be appropriate and equitable or the Committee may terminate all rights of Participants to purchase additional shares of Common Stock under the Plan and return to the Participants all of their accumulated payroll deductions that have not been applied to the purchase of shares of Common Stock under the Plan.

     The Board may suspend or terminate the Plan at any time. Unless terminated earlier, the Plan will terminate when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased.

     The Committee and Board may amend the Plan at any time, provided however, that without the approval of the stockholders of the Company, no amendment may increase the number of shares that may be issued under the Plan or make any other change for which stockholder approval is required by Section 423 of the Code or the regulations thereunder.

Summary of the Federal Income Tax Consequences of the Plan

     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Assuming that the Plan is so qualified, the material federal income tax consequences that may be expected to accrue under the Plan to the Company and participants are as described below:

     A participant will not recognize any income, gain or loss at the time he or she purchases shares of Common Stock under the Plan.

     Under the Code, special rules apply to a disposition of shares of Common Stock purchased under the Plan. For purposes of these rules, a disposition generally includes not only a sale of the shares, but also a gift, an exchange of the shares for other property, and a transfer of legal title (the death of a participant is also generally treated in effect as a disposition). However, a disposition does not include a mere pledge of the shares or a transfer of the shares into joint tenancy.

     The tax consequences to a participant of a disposition of shares of Common Stock purchased under the Plan will vary depending on how long the participant has held the shares. The tax consequences may be more favorable if the participant holds the shares at least until the second anniversary of the commencement date of the offering in which the shares were purchased. This will be referred to below as the two-year holding period.

     If a participant disposes of shares of Common Stock purchased under the Plan, the participant will be subject to income tax in the year of disposition if a gain is realized on the disposition. A portion of this gain will be treated as compensation income, which the participant will be required to report on his or her federal income tax return for the year in which the disposition occurs. The portion of the gain that is compensation income will be as follows:

     Shares Held for Two Years. If the shares have been held for the two-year holding period (or in case of the death of the participant), the compensation income will be determined by subtracting:

     (a) the amount the participant paid for the shares, from

     (b) their market value on the commencement date of the offering in which the shares were purchased, or their market value on the date of disposition, whichever is less.

     Shares Not Held for Two Years. If the shares have not been held for the two-year holding period, the compensation income will be determined by subtracting:

     (a) the amount the participant paid for the shares, from

     (b) their market value on the last business day of the purchase period during which the shares were purchased, or their market value on the date of disposition, whichever is less.

     In addition to the compensation income reportable by a participant, if a disposition is a sale or other taxable transfer, any remaining gain in excess of the amount reported as compensation income will be capital gain, (short-term or long-term, depending on how long the participant held the shares).

     If a participant disposes of shares of Common Stock purchased under the Plan that have not been held for the two-year holding period, and a gain is realized on the disposition, the Company may be required to withhold certain amounts on account of federal income and employment taxes. The Company will generally be entitled to a compensation deduction in the year of disposition for this portion of the gain, assuming that this amount constitutes reasonable compensation.

     The table below sets forth certain information with respect to our Common Stock which is authorized for issuance under our equity compensation plans as of December 31, 2002.

New Plan Benefits

     The amounts of future purchases under the ESPP are not determinable because purchases are based upon elections made by the participants. Future purchase prices are not determinable because they are based upon the fair market value of our Common Stock.

                      Equity Compensation Plan Information

                                                                                                    Number of securities
                                                                                                  remaining available for
                                          Number of securities to be       Weighted-average        issuance under equity
                                            issued upon exercise of        exercise price of         compensation plans
                                             outstanding options,        outstanding options,      (excluding securities
                                              warrants and rights         warrants and rights     reflected in column (a))
Plan Category                                         (a)                         (b)                       (c)
--------------------------------------   ----------------------------   ----------------------   -------------------------
Equity compensation plans approved by
 security holders ....................             2,796,130                   $11.75                   2,007,723
Equity compensation plans not approved
 by security holders .................               400,000                   $14.90                           0
                                                   ---------                   ------                   ---------
Total ................................             3,196,130                   $12.14                   2,007,723
                                                   =========                   ======                   =========

                                   PROPOSAL 3

      APPROVAL OF POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK TO CERTAIN
                                  INVESTORS ON
           CONVERSION OF PREFERRED STOCK AND ON EXERCISE OF WARRANTS.

     We are seeking stockholder approval to approve the potential issuance of shares of our Common Stock to certain investors on conversion of our outstanding Series A Preferred Stock and on exercise of outstanding warrants to purchase our Common Stock that were issued in connection with a private placement in May 2001, to the extent that such stock issuances would require stockholder approval under the rules of the Nasdaq National Market.

Background

     On May 23, 2001, we entered into a Securities Purchase Agreement with four investors, pursuant to which we received gross proceeds of approximately $20,000,000 for the sale of 20,000 shares of our Series A Preferred Stock and the issuance of warrants to purchase 297,177 shares of Common Stock. Subject to contractual restrictions, each share of Series A Preferred Stock may be converted into Common Stock at the option of the holder at any time after issuance according to a conversion ratio, which is subject to downward adjustment if we issue securities at a price per share less than the conversion price in effect immediately prior to such issuance. The exercise price and the number of shares subject to the warrants are also subject to adjustment if we issue securities at a price per share less than the exercise price in effect immediately prior to such issuance.

     On May 20, 2003, we announced the sale of 1,742,160 shares of common stock to an institutional investor at a price of $2.87 per share. Because the per share price of the shares we sold on May 20, 2003 was less than the conversion price in effect for the Series A Preferred Stock and the exercise price in effect for the warrants, the issuance of these shares caused downward adjustments to the conversion price of the Series A Preferred Stock and the exercise price of the warrants, and an increase in the number of shares issuable on exercise of the warrants. As a result, on May 20, 2003, the conversion price of Series A Preferred Stock was adjusted from $14.133 to $2.87 per share and the 3,800 shares of Series A Preferred Stock outstanding on that date became convertible into an aggregate of 1,324,042 shares of Common Stock. In addition, as a result of the May 20, 2003 issuance, and our subsequent issuance on June 6, 2003 of 1,591,307 shares of Common Stock, the exercise price of the warrants was adjusted from $14.133 to $12.324 and the number of shares of Common Stock issuable on exercise of the warrants increased from 530,672 to 608,568 shares.

     We are subject to the NASD Marketplace Rules because our common stock is listed on the Nasdaq National Market. Rule 4350(i) requires stockholder approval for any issuance of stock at a price below the greater of book or market price, where the amount of stock being issued equals or exceeds 20% of the common stock or voting power outstanding before the issuance. We previously have registered for resale on behalf of the Series A Preferred Stock investors a total of 2,817,296 shares of our Common Stock, which number is approximately 20% of the Common Stock outstanding on the closing date of the May 2001 private financing. Due to the adjustments resulting from our May 20, 2003 and June 6, 2003 Common Stock issuances, and other potential future stock issuances, we cannot issue the total number of shares issuable on conversion of our Series A Preferred Stock and exercise of the warrants without stockholder approval because such number would cause us to exceed the 20% threshold.

     If stockholder approval of the potential issuance is not obtained, then these investors will have the right to require us to redeem that number of shares of Series A Preferred Stock and warrants that cannot be converted or exercised due to the 20% limitation. Based on the highest closing price of our Common Stock between May 20, 2003 and June 17, 2003, we estimate that we could be required to make a cash payment of approximately $3,530,000 in connection with such obligation. If we were able to make such cash payment, the payment would have a material adverse impact on our cash and working capital position and could cause our stock to be delisted from the Nasdaq National Market if the cash payment were to have an adverse impact on our stockholders' equity balance.

Reasons for Stockholder Approval

     Pursuant to the terms of the Securities Purchase Agreement, if the number of shares of common stock issuable upon conversion of all the Series A Preferred Stock, including those shares that have previously been converted in shares of Common Stock, and on exercise of the warrants, including those warrants previously exercised for shares of Common Stock, exceeds 2,394,701, we are required to obtain stockholder approval for the issuance of shares of Common Stock in excess of 2,817,296 shares. Absent such stockholder approval, we are contractually prohibited, and prevented by NASD Marketplace Rules, from issuing more than 2,817,296 shares in connection with the May 2001 private financing.

Potential Dilution and Market Consequences

     The issuance of additional shares of Common Stock pursuant to conversion of the Series A Preferred Stock and exercise of the warrants will dilute the interests of our other stockholders. Assuming full conversion of the Series A Preferred Stock and exercise in full of the warrants, and dividends previously issued with respect to the Series A Preferred Stock, we would be required to issue 3,302,489 shares of our common stock in connection with the May 2001 private financing, which, based on the number of shares of common stock outstanding as of May 23, 2001, would constitute approximately 23.5% of our outstanding common stock. Moreover, the conversion price of the Series A Preferred Stock, and the exercise price of the warrants, could each be lowered in a variety of circumstances, including our future issuance of additional shares of Common Stock below the $2.87 per share conversion price of the Series A Preferred Stock or the $12.324 per share exercise price of the warrants. Neither the Series A Preferred Stock nor the warrants establishes as a "floor" that would limit further reductions in the conversion price of the Series A Preferred Stock or the exercise price of the warrants that may occur under certain circumstances. Correspondingly, there is no "ceiling" on the number of warrants that may be issuable under certain circumstances under the anti-dilution adjustment provisions of the warrants.

     To the extent the holders convert the Series A Preferred Stock or exercise the warrants and then sell the shares of Common Stock they receive upon such conversion or exercise, our stock price could decrease due to the additional amount of shares available in the market. The subsequent sales of these shares could encourage short sales by our stockholders and others, which could place further downward pressure on our stock price. Moreover, each holder of Series A Preferred Stock and warrants, subject to certain limits, may hedge their positions in our stock by shorting its stock, which could further adversely affect the stock price.

Where You Can Find Additional Information

     The terms of the Series A Preferred Stock and warrants are complex and only briefly summarized in this proxy statement. Stockholders seeking further information concerning the rights, preferences, terms and risks associated with the Series A Preferred Stock and warrants are referred to the documents filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2001, the registration statement on Form S-3 filed with the SEC on November 26, 2002 as well as the section entitled "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2003.

     In connection with our issuance of the Series A Preferred Stock and the warrants, we filed a registration statement on Form S-3 with the SEC on November 26, 2002. That registration statement covers the resale of up to 2,392,143 shares of our Common Stock that are issuable on conversion of our Series A Preferred Stock, the warrants, and certain dividends payable with respect to the Series A Preferred Stock. We may amend the current registration statement or file a new registration statement to register additional shares for sale from time to time, subject to stockholder approval, in connection with the May 2001 private placement as a result of conversion and exercise price adjustments following our issuance of common stock on May 20, 2003, June 6, 2003 and subsequent issuances.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

              RATIFICATION OF THE FORM OF INDEMNIFICATION AGREEMENT ENTERED INTO BY THE COMPANY AND ITS OFFICERS AND DIRECTORS

     The stockholders are being asked at the Annual Meeting to ratify the terms of the form of agreement entered into between the Company and its directors and executive officers, including future directors and executive officers, and, at the discretion of the Board, with key employees, agents, fiduciaries and affiliates (as defined in the Indemnification Agreement) (collectively, "Indemnitees"), in substantially the form attached hereto as Appendix B (the "Indemnification Agreement") .

     The Board of Directors has directed the submission to a vote of the stockholders of a proposal to ratify the form of Indemnification Agreement, in substantially the form attached hereto as Appendix B, entered into between the Company and its officers and directors. Although stockholder approval of the Indemnification Agreements is not required by law, it is considered appropriate to submit the Indemnification Agreements to the stockholders of the Company for their approval because the members of the Board of Directors are parties to, and therefore the beneficiaries of, the rights contained in the Indemnification Agreements. Although the law in this regard is not certain, stockholders who vote to ratify the Indemnification Agreements may be prevented by such vote from challenging the validity of the Indemnification Agreements in a subsequent court proceeding.

     The Board of Directors believes that the Indemnification Agreements serve the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as directors, officers and key personnel and service providers who, through their efforts and expertise, can make a significant contribution to the success of the Company.

     The Company currently has directors' and officers' liability insurance. The Indemnification Agreements are intended to complement the indemnity and other protection available under applicable law, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and to provide for indemnification of Indemnitees to the fullest extent permitted by applicable law.

Indemnification under Delaware Law

     Pursuant to Section 145 of the Delaware General Corporation Law ("Delaware Law") the corporation has the power to indemnify a party to any threatened, pending, or completed legal proceeding by reason of his or her service on behalf of a corporation. Delaware Law further mandates that indemnification shall be made to any such person who has been successful "on the merits" or "otherwise" with respect to the defense of any such proceeding, but does not require indemnification in any other circumstances. The corporation may advance the expenses incurred in defending such a proceeding upon the giving of an undertaking, or promise, to repay such sums in the event it is later determined that such Indemnitee is not entitled to be indemnified.

Indemnification under the Amended and Restated Certificate of Incorporation and Bylaws

     The Company's Amended and Restated Certificate of Incorporation has implemented the applicable statutory framework by requiring that the Company indemnify its officers and directors to the fullest extent permitted by Delaware Law. The Company's Bylaws provide for the further indemnification of any party who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of his or her service on behalf the Company. The Bylaws provide for indemnification of such persons for actions brought by or in the right of the Company.

Indemnification Agreements

     The Indemnification Agreements provide the Indemnitees with the maximum indemnification allowed under Delaware law. Since Delaware Law is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by Delaware Law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware Law may be expanded, and, therefore, the scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

     The Indemnification Agreements provide that the Company shall indemnify an Indemnitee who is or was a party or was or is threatened to be made a party to or was or is involved or called as a witness in any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the Indemnitee is or was a director, officer, key employee, agent, fiduciary or affiliate of the Company. The Company shall advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The Indemnitee shall repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company. Any award of indemnification to an Indemnitee, if not covered by insurance, would come directly from the assets of the Company, thereby affecting a stockholder's investment.

     The Indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in Delaware Law, including the following:

     First, the Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an Indemnitee is not entitled to full indemnification under the terms of the Indemnification Agreements. Delaware Law does not specifically address this issue. It does, however, provide that to the extent that an Indemnitee has been successful on the merits, he or she shall be entitled to such indemnification.

     Second, in the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so.

     Third, indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the Indemnitee may be entitled under the Company's Amended and Restated Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware Law, or otherwise. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee many have ceased to serve in such capacity at the time of the action, suit or other covered proceeding.

     Finally, the Indemnification Agreements do not provide for: (a) indemnification for liabilities where prohibited by law; (b) indemnification for expenses in the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar or successor statute; (c) indemnification where the Indemnitee's conduct is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct or constituting a breach of Indemnitee's duty of loyalty to the Company; and (d) indemnification of Indemnitee when Indemnitee initiates the action, or in an action brought against the Company by the Indemnitee.

     The foregoing discussion of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement attached to this proxy statements as Appendix B, which you are urged to read and consider carefully.

Indemnification of Liabilities under The Securities Act of 1933

     The SEC has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act and is, therefore, unenforceable.

Vote Required

     Section 144 of the Delaware Law provides that no contract between a corporation and one or more of its directors is either void or voidable solely because such director or directors are parties to such contract if the material facts as to the transaction and as to such director's interest are disclosed or known to the stockholders and such contract is approved in good faith by vote of the stockholders, or the contract has been approved by a disinterested majority of the corporation's board of directors, or the contract is fair to the Company as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

     Although the Company believes that the form of Indemnification Agreement is fair to the Company, and that stockholder ratification is not required by law, the Company believes that it is good corporate practice to submit the Indemnification Agreements to the stockholders for their consideration.

     Ratification of the Indemnification Agreements will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock held by disinterested stockholders. Since each director is an interested party with respect to this matter, shares owned, directly or indirectly, by any director may not be voted on this proposal although they will be counted for purposes of determining whether a quorum is present. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since its inception in 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company's independent auditors. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDITORS' FEES

     AUDIT FEES. During the fiscal year ended December 31, 2002, the aggregate fees billed by KPMG LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $116,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2002, KPMG LLP did not render any services related to financial information systems design and implementation.

     ALL OTHER FEES. During fiscal year ended December 31, 2002, the aggregate fees billed by KPMG LLP for professional services other than audit and information technology consulting fees was $50,700.

     The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Preferred Stock as of May 31, 2003 by: (i) each director; (ii) each of the executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                  Beneficial Ownership (1)
                                                  --------------------------------------------------------
                                                   Number of      Percent of     Number of     Percent of
                                                   Shares of        Common       Shares of      Preferred
                                                     Common         Stock        Preferred        Stock
Beneficial Owner                                     Stock       Outstanding       Stock       Outstanding
----------------                                  -----------    ------------    ----------    -----------
Genentech, Inc. ...............................    1,522,354          8.4%             0             --
 1 DNA Way
 South San Francisco, CA 94080
Societe Generale (2) ..........................      950,570          5.1%         1,635           58.7%
 1221 Avenue of the Americas
 New York, NY 10020
CD Investment Partners Ltd. (3) ...............      149,031            *            150            5.4%
 c/o CD Capital Management
 2 North Riverside Plaza, Suite 600
 Chicago, IL 60606
SDS Merchant Fund, L.P. (4) ...................      377,236          2.0%         1,000           35.9%
 c/o SDS Capital Partners
 One South Shore Drive
 Greenwich, CT 06830
Lance K. Gordon (5) ...........................      220,479          1.2%             0             --
Donald P. Francis (5) .........................      443,802          2.5%             0             --
Phillip W. Berman (5) .........................      264,391          1.4%             0             --
David W. Beier ................................       16,667            *              0             --
Randall L-W. Caudill (5)(6) ...................       48,627            *              0             --
Stephen C. Francis (5) ........................       68,404            *              0             --
Michel Greco ..................................            0            *              0             --
William D. Young (5) ..........................       30,775            *              0             --
Carter A. Lee (5) .............................      146,166            *              0             --
Marc J. Gurwith (5) ...........................       56,431            *              0             --
All executive officers and directors as a group
 (14 persons) .................................    1,523,018          8.0%             0             --

------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 18,035,255 shares outstanding on May 31, 2003, adjusted as required by rules promulgated by the SEC.

(2) Includes 569,687 shares of Common Stock, issuable upon the conversion of 1,635 shares of Preferred Stock, and a warrant for the purchase of 72,005 shares of Common Stock that is exercisable within 60 days of May 31, 2003.

(3) Includes 52,265 shares of Common Stock, issuable upon the conversion of 150 shares of Preferred Stock, and a warrant for the purchase of 43,203 shares of Common Stock that is exercisable within 60 days of May 31, 2003.

(4) Includes 348,433 shares of Common Stock, issuable upon the conversion of 1,000 shares of Preferred Stock, and a warrant for the purchase of 28,803 shares of Common Stock that is exercisable within 60 days of May 31, 2003.

(5) Includes options under the Company's stock option plans exercisable within 60 days of May 31, 2003 for the following number of shares: Dr. Gordon -- 218,750; Dr. Francis -- 52,593; Dr. Berman -- 261,155; Mr. Beier -- 16,667;
    Dr. Caudill -- 20,484; Mr. Francis -- 17,404; Mr. Young -- 30,775; Mr. Lee
    -- 143,249; Dr. Gurwith -- 54,687; and all executive officers and directors as a group -- 1,031,390.
(6) Includes 17,143 shares underlying warrants issued to Dunsford Hill Capital Partners pursuant to an early stage corporate finance advisory engagement. Dr. Caudill is President of Dunsford Hill Capital Partners. Also includes 1,000 shares owned by Dr. Caudill's wife. Dr. Caudill disclaims any beneficial ownership of the 1,000 shares except to the extent of any pecuniary interest therein.

                               EXECUTIVE OFFICERS

Name                               Age                                    Position
----                               ---                                    --------
Lance K. Gordon ...............   55      Chief Executive Officer -- Director
Donald P. Francis .............   60      President -- Director
Phillip W. Berman .............   54      Senior Vice President, Research & Development -- Director
Marc J. Gurwith ...............   63      Senior Vice President, Medical Affairs
Carter A. Lee .................   50      Senior Vice President, Finance & Administration -- Corporate Secretary
James P. Panek ................   49      Senior Vice President, Manufacturing Operations
Carmen M. Betancourt ..........   47      Vice President, Regulatory Affairs & Quality Systems
William L. Heyward ............   52      Vice President, International Clinical Research
Roland Lance Ignon ............   46      Vice President, Corporate Communications
Piers C. Whitehead ............   40      Vice President, Corporate and Business Development

     The biographies of Lance K. Gordon, Donald P. Francis and Philip W. Berman appear under "Directors" above.

     Marc J. Gurwith, M.D. Dr. Gurwith has served as Senior Vice President, Medical Affairs and Chief Medical Officer since October 2001. From August 1997 through October 2001, Dr. Gurwith served as Vice President, Drug Development and Chief Medical Officer at Genelabs Technologies, Inc. From January 1995 until August 1997 Dr. Gurwith was Vice President, Clinical Research and Associate Medical Director at Sequus Pharmaceuticals. Previously, Dr. Gurwith served as Vice President of Medical and Scientific Affairs at Boehringer Mannheim Pharmaceuticals and as Senior Director of Clinical Research at Wyeth-Ayerst Research. Dr. Gurwith received his M.D. from Harvard University, his J.D. from Temple University School of Law and his B.A. from Yale University.

     Carter A. Lee. Mr. Lee has served as Senior Vice President, Finance & Administration since April 1999. During September 1998 through March 1999, Mr. Lee served as General Manager. From 1991 to 1997, Mr. Lee served as Senior Vice President and Chief Financial Officer of Diefenbach Elkins International, Inc. (now known as FutureBrand), a corporate branding consultancy. From 1990 to 1991, Mr. Lee served as Vice President, Finance & Administration of EDAW, Inc., a landscape architecture and planning firm. From 1987 to 1990, Mr. Lee served as Vice President and Corporate Controller of Landor Associates, a strategic design consulting firm. Prior to such time, Mr. Lee served in various positions at Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Lee received a B.A. from the University of California, Berkeley, and an M.B.A. from California State University, Hayward.

     James P. Panek. Mr. Panek has served as VaxGen Senior Vice President, Manufacturing Operations, since February 2002. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world's largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for pre-clinical, clinical, and commercial use. Mr. Panek led the development of manufacturing facilities that enabled FDA approval and launch of recombinant products to treat pediatric growth hormone deficiency (Nutropin Depot[RegTM]and Protropin[RegTM]), heart attack (TNKase[TM]), non-Hodgkin's lymphoma (Rituxan[RegTM]) and breast cancer (Herceptin[RegTM]). Mr. Panek was also responsible for the purification of all human pharmaceuticals for clinical and commercial use, and led the successful start-up and licensure of operations for purification of Activase[RegTM], the first large-scale cell culture product approved by the FDA. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek received a B.S. and an M.S. in chemical engineering from the University of Michigan.

     Carmen M. Betancourt. Ms. Betancourt has served as Vice President, Regulatory Affairs and Quality Systems since January 2002. Ms. Betancourt is the Company's chief liaison with the U.S. Food and Drug Administration and is responsible for overseeing the preparation of biologics license applications for all products the Company seeks to market. From August 2001 until December 2001, Ms. Betancourt served as Vice President, Regulatory Affairs, at Titan Pharmaceutical, where she managed multiple product development programs supporting the clinical investigation of pharmaceutical products. From 1977 to 2000, Ms. Betancourt held various regulatory positions at Genentech, Coulter Pharmaceutical and Bayer. Ms. Betancourt received a B.S. degree in Biological Sciences from the University of California, Davis and an M.B.A. from Golden Gate University.

     William L. Heyward, M.D., M.P.H. Dr. Heyward has served as our Vice President, International Clinical Research, since January 2000. Dr. Heyward served at the Centers for Disease Control and Prevention (CDC) for more than 20 years, where he coordinated vaccine trial research in Alaska on hepatitis B and Haemophilus influenzae type b and was involved in the investigation of the Ebola epidemic in Kikwit, Zaire. His most recent position at the CDC entailed coordinating domestic and international HIV vaccine development and evaluation. Prior to that he was director of the largest AIDS research project in Africa and was detailed to the World Health Organization and UNAIDS as a specialist in HIV vaccines and vaccine trials. Dr. Heyward received a B.A. from Emory University, an M.D. from the Medical College of Georgia and an M.P.H. from The Johns Hopkins University School of Hygiene and Public Health.

     Roland Lance Ignon. Mr. Ignon has served as our Vice President, Corporate Communications, since September 2001. Mr. Ignon has more than 15 years of experience as a business journalist and communications professional. Prior to joining VaxGen, Mr. Ignon served as Director, Corporate Communications, for Tenet Healthcare Corporation, one of the nation's largest operators of acute care hospitals. Mr. Ignon also served as Vice President of Investor Relations at Sitrick and Company, one of the nation's leading crisis communications firms. As a journalist, Mr. Ignon served as founding editor of an award-winning business newspaper and as a finance reporter and editor at Investor's Business Daily. Mr. Ignon also was a reporter for Bloomberg Business News, The Economist Group and the Los Angeles Times. Mr. Ignon earned a B.A. degree in political science from the University of California, Irvine, and an M.A. from the Graduate School of Journalism at Columbia University.

     Piers C. Whitehead. Mr. Whitehead has served as our Vice President, Corporate and Business Development, since July 2002. Mr. Whitehead served as vice president and head of Mercer Management Consulting's San Francisco office from 1991 through 2002. There he led marketing, strategy and manufacturing projects, with an emphasis on global health and vaccines, for clients that included the Global Alliance for Vaccines and Immunization, UNICEF and several private sector clients. Mr. Whitehead gained international prominence for his wide-ranging analysis of the biologics, pharmaceutical, global health and vaccine markets. His reports on the state of international vaccine development, including the analysis of manufacturing economics for the developing world, have become standard references for the field. Prior to joining Mercer he was a manager with London-based investment bank Robert Fleming Securities Ltd. There he led a team of seven analysts covering the European goods sector. Mr. Whitehead received a B.A. and an M.A. from Oriel College in Oxford, England.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives a annual retainer of $10,000 (and a per meeting fee of $1,000 for meetings attended in person and $500 for telephonic meetings (plus $1,000 for each committee meeting attended by committee members in person and $500 for telephonic meetings). In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $84,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1998 Director Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

     Option grants under the Directors' Plan are non-discretionary. The Directors' Plan provides that each person first elected or appointed as a non-employee director would be granted an option (an "Initial Option") for 20,000 shares of Common Stock on the day of his or her initial election or appointment. Additionally each year on day after the Annual Meeting of stockholders (or the next business day if that date is a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company and who was re-elected at the Annual Meeting is automatically granted an option to purchase 10,000 shares of Common Stock of the Company under the Directors' Plan. No other options may be granted at any time under the Directors' Plan. All options granted under the Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant and are not transferable otherwise than by will, by designation of a beneficiary or by laws of descent and distribution, except that options may be transferred by a plan participant to certain members of a participant's immediate family, family trusts or partnerships. If a holder dies prior to the time that an option is fully exercised, the option may be exercised at any time within two years after the holder's death (unless the option expires) to the extent it was exercisable on the date of death.

     Generally, the fair market value of the Common Stock is the closing price per share on the date of grant as reported on The Nasdaq National Market. The exercise price may be paid in cash, or by surrendering previously acquired shares of Common Stock that has been outstanding for at least six (6) months and having a fair market value not less than the purchase price to be paid, or a combination of cash and Common Stock.

     Initial Options become exercisable in equal annual installments on each of the first three anniversaries of the date of grant, provided in each instance that the non-employee director's service with the Company has not terminated more than sixty (60) days prior to the applicable anniversary date and the non-employee director has attended at least seventy-five percent (75%) of the combined number of meeting of the full Board and any committee(s) of the Board of which the non-employee director is a member. Annual Options are immediately exercisable in full on the date of grant. Unless earlier terminated under the terms of the Director Plan or the option agreement, each option remains exercisable for ten years after grant.

     The Director Plan provides that in the event of (i) an acquisition by any person, partnership, corporation or other entity of more than fifty percent (50%) of the shares of Common Stock then outstanding, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company or (iv) other material change in the capital structure of the Company, then the Board shall have the power to determine what effect, if any, such event shall have upon the Director Plan and upon options outstanding under the Director Plan, including the cancellation of options and payments made to the holders in exchange therefore and any surviving corporation assuming the Company's rights and obligations under the outstanding options or substituting substantially equivalent options for such corporations' stock.

     During the last fiscal year, the Company granted options covering 10,000 shares to each non-employee director of the Company, at an exercise price per share of $7.74. The fair market value of the Common Stock on the date of grant was $7.74 per share (based on the closing sales price reported on The Nasdaq National Market for the date of grant). As of March 24, 2003, no options had been exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                 Annual Compensation                      Compensation
                                         ---------------------------------------------    -------------
                                                                                             Awards
                                                                                          -------------
                                                                              Other
                                                                             Annual          Securities      All Other
                                          Salary           Bonus             Compen-         Underlying       Compen-
Name and Principal Position     Year       ($)              ($)             sation ($)         Options       sation ($)
---------------------------     ----     -------      --------------      ------------       -----------    -----------
Lance K. Gordon (1) .........   2002     330,850          29,250            123,300(2)          75,000           0
 Chief Executive Officer        2001     104,271              --            109,744(2)         400,000           0

                                2002     341,250          81,250                  0             75,000           0
Donald F. Francis ...........   2001     325,000          72,000                  0             15,000           0
 President                      2000     288,750       3,105,500(3)               0             13,500           0

Phillip W. Berman ...........   2002     273,700          35,250                  0             33,000           0
 Senior Vice President,         2001     210,000          52,500                  0             30,000           0
 Research & Development         2000     210,000       1,891,108(3)               0             13,500           0

Carter A. Lee ...............   2002     221,540          42,400                  0             24,000           0
 Senior Vice President,         2001     212,000          29,693                  0              5,000           0
 Finance & Administration       2000     197,950          33,300                  0              9,000           0

Marc J. Gurwith (4) .........
 Senior Vice President,         2002     226,556          40,000(5)               0                  0           0
 Medical Affairs                2001     16,604                0                  0            125,000           0

------------
(1) Dr. Gordon became Chief Executive Officer in September 2001.

(2) As part of his employment agreement, Dr. Gordon received $120,652 and $109,744 in 2002 and 2001, respectively, for a relocation allowance.

(3) The employment contracts of Drs. Francis and Berman provided for a one time success bonus of 125,000 and 75,757 shares of the Common Stock, respectively, if the market value of the Common Stock reached an average of $28.00 per share over a 30-day period during the term of their respective agreements. In November 2000, this condition was met and accordingly, these 200,757 shares of Common Stock were issued, resulting in non-cash compensation to Drs. Francis and Berman in the amounts of $3,031,250 and $1,837,107, respectively.

(4) Dr. Gurwith became an executive officer in October 2001.

(5) Dr. Gurwith received a signing bonus as part of his employment agreement.

                        STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1996 Amended and Restated Stock Option Plan (the "1996 Plan"). As of March 31, 2003, options to purchase a total of 2,720,267 shares were outstanding under the 1996 Plan and options to purchase 2,025,405 shares remained available for grant under the plan.

     The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                        OPTION GRANTS IN 2002 FISCAL YEAR

                                   Individual Grants
                              ----------------------------
                                              % of Total                                  Potential Realizable
                                Number of       Options                                     Value at Assumed
                               Securities     Granted to                                 Annual Rates of Stock
                               Underlying      Employees        Exercise                 Price Appreciation for
                                Options         in 2002         Or Base        Expira-       Option Term (1)
                                Granted       Fiscal Year        Price          tion     -----------------------
Name                            (#) (2)          (3)            ($/Sh)          Date       5% ($)     10% ($)
---------------------------   ------------   ------------    -------------   ---------   ---------   --------
Lance K. Gordon ...........      75,000            5.7%              5.74     7/22/12     270,739    686,106
Donald P. Francis .........      75,000            5.7%              5.74     7/22/12     270,739    686,106
Phillip W. Berman .........      63,000            4.8%         5.74/9.43     7/22/12     297,040    752,756
Carter A. Lee .............      24,000            1.8%              5.74     7/22/12      86,637    219,554
Marc J. Gurwith ...........          --             --                 --          --          --         --

------------

(1) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of 10 year options is 63% and 159%, respectively.

(2) Options generally vest over a four year period, 25% after one year and 2.083% per month thereafter. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options.

(3) Based on options to purchase 1,307,407 shares granted in 2002.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                             Number of
                                                                            Securities                Value of
                                                                            Underlying              Unexercised
                                                                            Unexercised             In-the-Money
                                                                            Options at               Options at
                                                                            FY-End (#)               FY-End ($)
                               Shares Acquired           Value             Exercisable/             Exercisable/
Name                           on Exercise (#)     Realized ($) (1)     Unexercisable (2)(3)     Unexercisable (2)(4)
----                           ---------------     ----------------     --------------------     -------------------
Lance K. Gordon ...........   --                  --                      200,000/275,000        882,000/1,899,750
Donald P. Francis .........   --                  --                        28,718/89,782        185,539/1,057,796
Phillip W. Berman .........   --                  --                       234,968/86,532        2,709,289/870,706
Carter A. Lee .............   --                  --                       131,019/34,481        1,241,614/387,131
Marc J. Gurwith ...........   --                  --                        36,458/88,542          164,426/399,324

------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Reflects shares vested and unvested at December 31, 2002.

(3) Includes both "In-the-money" and "out-of-the-money" options. "In-the money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2002.

(4) Fair market value of the Company's Common Stock at December 31, 2002 minus the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

     Dr. Gordon's employment agreement provides for a base salary of $325,000. Dr. Gordon may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a termination by VaxGen without cause, or termination by Dr. Gordon for good reason (as defined in his employment agreement), the Company may be required to pay Dr. Gordon's base salary for twelve (12) months following his termination. In addition Dr. Gordon's options will fully accelerate upon termination without cause, or termination by Dr. Gordon for good reason, or upon certain events after a change of control (as defined in Dr. Gordon's employment agreement). Upon termination of employment, Dr. Gordon is subject to a one-year non-solicitation period.

     Dr. Francis' employment agreement provides for a base salary of $325,000. Dr. Francis may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a termination by VaxGen without cause, or termination by Dr. Francis for good reason (as defined in his employment agreement), the Company may be required to pay Dr. Francis' base salary for six months, plus one additional month of base salary for each full year of employment with VaxGen following his termination, up to a maximum of 12 months annual base salary. In addition Dr. Francis' options will fully accelerate upon termination without cause, or termination by Dr. Francis for good reason, or upon certain events after a change of control (as defined in Dr. Francis' employment agreement). Upon termination of employment, Dr. Francis is subject to a one-year non-solicitation period.

     Dr. Berman's employment agreement provides for a base salary of $235,000. Dr. Berman may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a termination of employment prior to the expiration of the term of his In the event of a termination by VaxGen without cause, or termination by Dr. Berman for good reason (as defined in his employment agreement), the Company may be required to pay Dr. Berman's base salary for six months, plus one additional month of base salary for each full year of employment with VaxGen following his termination, up to a maximum of 12 months annual base salary. In addition Dr. Berman options will fully accelerate upon termination without cause, or termination by Dr. Berman for good reason, or upon certain events after a change of control (as defined in Dr. Berman's employment agreement). Upon termination of employment, Dr. Berman is subject to a one-year non-solicitation period.

     Mr. Lee's employment agreement provides for a annual base salary of $185,000 which was increased to $221,540 by the Board of Directors, on July 22, 2002. Mr. Lee may also receive an annual bonus of up to 30% of his base salary, and options for up to 10,000 shares of Common Stock. Mr. Lee has received an option to purchase up to 125,000 shares of Common Stock which vests over a four-year period. In the event of a change of control, Mr. Lee may receive a one-time bonus of 37,500 shares of Common Stock. In the event of termination prior to the expiration of the term of his employment agreement, the Company may be required to pay Mr. Lee's base salary for twelve months following his termination. Mr. Lee's options will fully accelerate if (i) there is a change in control (as defined in Mr. Lee's employment agreement) or (ii) termination of his employment without cause or by Mr. Lee for good reason (as defined in Mr. Lee's employment agreement). Upon termination of employment, Mr. Lee is subject to a one-year non-solicitation period.

     Dr. Gurwith's employment agreement provides for a base salary of $235,000. Upon the start of his employment, Dr. Gurwith received a $40,000 start-up bonus along with an option to purchase up to 125,000 shares of Common Stock which vests over a four-year period. Dr. Gurwith may receive an annual bonus of up to 30% of his base salary as determined in the discretion of the Board of Directors. In the event of a change of control or termination of employment prior to the expiration of the term of his employment agreement, the Company may be required to pay all salary due to Dr. Gurwith. Dr. Gurwith's options were granted pursuant to the 1996 Stock Option Plan and are governed by the terms of such plan. Upon termination of employment, Dr. Gurwith is subject to a one-year non-solicitation period.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO"), and the other executive officers of the Company based upon a mix of achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.

     The policies of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets.

     The Compensation Committee determines the salaries for executive officers based upon a review of salary surveys of other biotechnology companies. The Company contracts with an independent organization to conduct a survey. The survey includes data on executive base pay compensation, incentive or bonus pay and stock option grants of peer companies based on industry, size, and geographic location. The Compensation Committee reviews the data on an annual basis and makes recommendations based on this market data and the executive contribution toward the achievement of Company goals. When compared to both survey data points, the majority of the Company's officers are paid at the lower end of the base salary range for commensurate positions.

     In awarding stock options, the Compensation Committee considers performance and contribution to the Company's corporate goals, officer retention, the number of unvested stock options and the total number of stock options to be awarded. The 2002 corporate goals were approved by the Compensation Committee and related to the achievement of certain revenue and profitability targets, the introduction of new products and further development of milestones related to the research pipeline. The Compensation Committee also reviews a stock option analysis conducted by a third party using a "present value of expected gain" model comparing the Company's stock options to stock options of peer companies.

     Based on the previously mentioned surveys, bonuses are set at a competitive rate with other biotechnology companies. However, payment of bonuses is also expressly related to the attainment of the 2002 corporate goals, as described above. Among other things, these goals determine whether a bonus will be paid to all employees and the amount of funding available for the bonus pool. The corporate performance goals for bonuses selected by the Compensation Committee seek to balance the desire for immediate earnings and the longer term goal of enhancing stockholder value.

     In setting the annual salary, bonus and stock option awards for the CEO, the Compensation Committee uses the same procedures described above for the other executive officers. The CEO's salary is determined based on comparisons with companies as described above. In awarding stock options, the Compensation Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The CEO's bonus is dependent on the Company achieving the corporate goals outlined above and the Compensation Committee's evaluation of the CEO's performance. In determining the CEO's total compensation the Compensation Committee evaluates market data for similar positions and considers overall performance.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable

------------

(10) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                     The Compensation Committee of the Board of
                                      Directors of
                                     VaxGen, Inc.
                                     David W. Beier
                                     Randall L-W. Caudill
                                     Stephen C. Francis
                                     William D. Young

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee was, at any time since our formation, an officer or employee of VaxGen. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Board or Compensation Committee. Stephen Francis recuses himself from any discussion or compensation decision relating to his brother, Donald Francis.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of total stockholder return for holders of the Common Stock from June 30, 1999, the date of the Company's initial public offering, through December 31, 2002 compared with The Nasdaq Stock Market[RegTM] U.S. Index, JP Morgan H & Q Emerging Pharmaceutical Index (the index was discontinued as of December 31, 2001 and has been replaced with the Nasdaq Biotechnology Index) and the Nasdaq Biotechnology Index. This graph is presented pursuant to SEC rules. The Company believes that, while total stockholder return can be an important indicator of corporate performance, the stock prices of biopharmaceutical stocks like that of the Company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
           AMONG VAXGEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
               THE JP MORGAN H & Q EMERGING PHARMACEUTICALS INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                           Cumulative Total Return
                                          ----------------------------------------------------------
                                              6/99       12/99       12/00       12/01       12/02
                                          ----------- ----------- ----------- ---------- -----------
VAXGEN INC ..............................     100.00      142.31      150.00      89.23      148.54
NASDAQ STOCK MARKET (U.S.) ..............     100.00      151.35       91.32      72.45       50.09
JP MORGAN H & Q EMERGING PHARMACEUTICALS      100.00      114.19      221.14     196.27
NASDAQ BIOTECHNOLOGY INDEX ..............     100.00      195.86      244.86     204.99      127.39

* $100 invested on 6/30/99 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     The following is a summary of certain related party transactions with the Company in which certain of the Company's executive officers, directors or greater than five percent stockholders or any members of the immediate family of any of the foregoing had or have a direct or indirect material interest. The Company believes that each of these transactions was on terms at least as fair to the Company as could have been obtained from unaffiliated third parties.

     In December 2000, the Company lent to Drs. Francis and Berman $1,074,578 and $651,255, respectively. In addition, in April 2001, the Company lent to Drs. Francis and Berman $432,172 and $240,787, respectively. The proceeds of their loans were used to fund payment of payroll taxes in connection with stock bonuses paid to these officers. See footnote 1 of the Summary Compensation Table. In June 2001, Drs. Francis and Berman paid the loans in full. Interest accrued on the loans at a rate of 6% per annum.

     The Company paid legal fees and expenses on behalf of Dr. Heyward, an executive officer of the Company, in the aggregate of $53,548 and $130,633 in each of 2000 and 2001 for a legal matter pertaining to the circumstances surrounding Dr. Heyward's departure from his former employer. In 2002, no legal fees or expenses were paid on Dr. Heyward's behalf.

     All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as our director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our Bylaws. The form of Indemnification Agreement is attached to this Proxy Statement as Appendix B.

                         HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are VaxGen stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to VaxGen, Inc. Investor Relations 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005 or contact Investor Relations at 1-877-682-9436. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                     By Order of the Board of Directors

                                     /s/ Carter A. Lee
                                     Carter A. Lee
                                     Corporate Secretary

June 19, 2003

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, VaxGen, Inc., 1000 Marina Boulevard, Suite 200, Brisbane, California 94005.

                                   Appendix A

                                  VAXGEN, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of VaxGen, Inc. (the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

     The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements, and otherwise assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company's independent auditor, and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC").

     The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, in fulfilling its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence, experience and financial literacy requirements of The Nasdaq Stock Market. In addition, the Committee shall not include any member who:

     o directly or indirectly accepts any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

     o is an executive officer of the Company, (ii) beneficially owns or controls, directly or indirectly, 10% or more of any class of the Company's equity securities, or (iii) otherwise is an affiliated person of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

     Subject to such other rules and regulations of The Nasdaq Stock Market as in effect from time to time, each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

     If deemed necessary or appropriate from time to time by the Board, at least one member shall be an audit committee financial expert as determined by the Board in accordance with the rules and regulations of the SEC.

     The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board on the recommendation of the Nominating and Governance Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions, in each case as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company's financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

     To fulfill its responsibilities and duties, the Committee shall:

     A. Oversight of the Company's Independent Auditor

        1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

        2. Periodically review and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

        3. Annually review and discuss any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence, and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

        4. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that, except as otherwise required by applicable law, rule or regulation,
            (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services,
            (y) do not involve delegation to management of the Committee's responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approvals shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of subsections (x) and (y) above.

        5. Meet with the independent auditor prior to the audit to discuss the planning of the audit.

        6. Approve as necessary the termination of the engagement of the independent auditor.

        7. Review with the independent auditor any significant difficulties encountered during the course of the audit or otherwise, as appropriate, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements, in each case as reported by the independent auditor. Receive from and review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were "passed" (as immaterial or otherwise), any "management" or "internal control" letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company's management.

        8. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, and the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     B. Review of Financial Reporting, Policies and Processes

        1. Review and discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

        2. Review and discuss with management and the independent auditor the Company's quarterly financial statements.

        3. Review and discuss earnings press releases and other press releases that contain material financial information.

        4. Periodically meet separately with management and with the independent auditor, as appropriate.

        5. Review with management on a quarterly basis its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls"), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or the independent auditor's attestation.

        6. Receive reports from the independent auditor concerning, and review with management, the effect of regulatory and accounting initiatives on the financial statements of the Company. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

     C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

        1. Review with the chief executive officer and principal financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's Internal Controls.

        2. As requested by the Board, review and approve any related-party transactions.

        3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

        4. Review and investigate conduct alleged by the Board, the Company's Compliance Officer, or otherwise, to be in violation of the Company's Code of Ethics, and adopt, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct. Adopt procedures for monitoring and enforcing compliance with the Code of Ethics, and with the Company's Code of Business Conduct.

        5. Receive from and discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raises material issues regarding the Company's financial statements or accounting policies.

        6. As appropriate, review with the Company's legal counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements.

        7. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

        8. Report to the Board on the Committee's activities, recommendations and conclusions, as appropriate.

        9. Review and reassess the Charter's adequacy as appropriate and recommend any proposed changes to the Board for approval.

                                   Appendix B

                               INDEMNITY AGREEMENT

     THIS AGREEMENT is made and entered into this ____ day of _______, 200_ by and between VaxGen, Inc., a Delaware corporation (the "Corporation"), and ____________ ("Agent").

                                    Recitals

     WHEREAS, Agent performs a valuable service to the Corporation in [his/her] capacity as a director and/or executive officer of the Corporation;

     WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

     WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

     WHEREAS, in order to induce Agent to continue to serve as a director and/or executive officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

     NOW, THEREFORE, in consideration of Agent's continued service as a director and/or executive officer after the date hereof, the parties hereto agree as follows:

                                    Agreement

1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director and/or executive officer of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

     (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

     (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Article 9 of the Bylaws.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

     (a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

     (b) on account of Agent's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

     (c) on account of Agent's conduct that is established by a final judgment as constituting a breach of Agent's duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

     (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

     (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

     (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

    (a) the Corporation will be entitled to participate therein at its own expense;

    (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

     (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

     (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director and executive officer, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

     (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

   (a) If to Agent, at the address indicated on the signature page hereof.

   (b) If to the Corporation, to:

                         VAXGEN, INC.
                         1000 Marina Blvd., Suite 200
                         Brisbane, California 94005
                         Attn: Lance K. Gordon

or to such other address as may have been furnished to Agent by the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                    VAXGEN, INC.

                                    By: ----------------------------------------

                                    Title: -------------------------------------

                                    AGENT

                                    --------------------------------------------

                                    Name: --------------------------------------

                                    Address:

                                    --------------------------------------------

                                    --------------------------------------------

VAXGEN, INC.
1000 MARINA BOULEVARD
BRISBANE, CA 94005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 17, 2003. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 17, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to VaxGen, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      VXGEN1       KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

--------------------------------------------------------------------------------
VAXGEN, INC.

THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS DESIGNATED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF SUCH PROPOSALS.


Vote on Proposals                                                                  For   Withhold  For All
                                                                                   All      All     Except
1.  To Elect:

    01) Lance K. Gordon, 02) Donald P. Francis, 03) Phillip W. Berman,             [ ]     [ ]      [ ]
    04) David W. Beier, 05) Randall L-W. Caudill, 06) Stephen C. Francis,
    07) Michel Greco, 08) William D. Young

    to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

----------------------------------------------------

                                                                                   For  Against  Abstain

2. To approve the Company's 2001 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance
under the plan by 300,000 shares.                                                  [ ]     [ ]      [ ]

3. To consider and vote on the potential issuance of additional shares of our common stock to certain investors on conversion of our outstanding Series A
preferred stock and on exercise of outstanding warrants to purchase our common     [ ]     [ ]      [ ]
stock that were issued in connection with a private placement in May 2001, to the extent that such stock issuances would require stockholder approval under the rules of the Nasdaq National Market

4. To ratify the form of Indemnification Agreement entered into between the
Company and its officers and directors.                                            [ ]     [ ]      [ ]

5. To ratify the selection by the Board of Directors of KPMG LLP as independent
auditors of the Company for its fiscal year ending December 31, 2003.              [ ]     [ ]      [ ]


The undersigned hereby revokes any proxy or proxies given for such shares and ratifies all that said Proxies or their substitutes may lawfully do by virtue of this proxy.

Please date, sign and return promptly in the enclosed envelope. This proxy must be received before the stockholder meeting.

------------------------------------------     ---------------------------------

------------------------------------------     ---------------------------------
 Signature [PLEASE SIGN WITHIN BOX]  Date       Signature (Joint Owners)  Date

--------------------------------------------------------------------------------

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                                  VAXGEN, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lance K. Gordon and Carter A. Lee, and each of them, acting in the absence of the other, as Proxies, each with the power to appoint his or her substitute, to represent and to vote all shares of Common Stock of VaxGen, Inc. (the "Company"), and to represent and vote all shares of Series A 6% Cumulative Convertible Preferred Stock of the Company, that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders to be held on July 18, 2003, or at any adjournment thereof.

Shares represented by this proxy will be voted as directed on the reverse by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors); FOR Item 2 (Approval of the amendment to the 2001 Employee Stock Purchase Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000); FOR Item 3 (To consider and vote on the potential issuance of additional shares of our common stock to certain investors on conversion of our outstanding Series A preferred stock and on exercise of outstanding warrants to purchase our common stock that were issued in connection with a private placement in May 2001, to the extent that such stock issuances would require stockholder approval under the rules of the Nasdaq National Market); FOR Item 4 (Ratification of the form of Indemnification Agreement entered into between the Company and its officers and directors); and FOR Item 5 (Ratification of Appointment of Independent Auditors).

             (Continued and to be signed and dated on reverse side)

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